Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

CONTACTS:	Edward M. Jamison	702. 878. 0700
Chairman of the Board, President and Chief Executive Officer

	Patrick Hartman Executive Vice President and Chief Financial Officer	702. 947. 3514

COMMUNITY BANCORP ANNOUNCES 5% STOCK BUYBACK PROGRAM

Las Vegas, NV, July 25, 2007 – Community Bancorp (the “Company”) (NASDAQ:CBON), parent company of Community Bank of Nevada and Community Bank of Arizona, announced today that its board of directors authorized a stock buyback program to repurchase up to an aggregate of 5% of its issued and outstanding common shares as of June 30, 2007, in the open market effective immediately for a period of twelve months. At current calculations, this repurchase plan would authorize the buyback of approximately 521,000 shares valued at approximately $12.6 million.

“The board’s approval of the share repurchase plan demonstrates its confidence in the financial position and performance of the Company and the long term outlook for its continued success,” said Edward M. Jamison, Chairman of the Board, President and Chief Executive Officer. “We are pleased with the past success of the Company and believe that we will continue our outstanding performance and growth because of the opportunities present in our rapidly growing markets and the capabilities of our people.”

Management’s discretion will determine the timing of the stock repurchase transactions and the number of shares repurchased. Consideration will be given to factors including market price of the stock, growth expectations, general economic conditions, established and special trading blackout periods, and other investment opportunities. The repurchase program is intended to be structured to conform to the safe harbor provisions of Securities and Exchange Commission Rule 10b-18.

About Community Bancorp

Community Bancorp is a bank holding company headquartered in Las Vegas, Nevada, with two operating bank subsidiaries: 1) Community Bank of Nevada, and 2) Community Bank of Arizona. Community Bank of Nevada is a Nevada state chartered bank providing a full range of commercial and consumer bank products through thirteen branches located in the greater Las Vegas area and two loan production offices in Southern California and Arizona. Community Bank of Arizona, an Arizona state chartered bank, operates through three full-service branches in the greater Phoenix area and was acquired by Community Bancorp in September of 2006. It provides commercial banking services, including real estate, construction, commercial loans and SBA loans, to small and medium-sized businesses.

For more information about Community Bancorp, visit our website at www.communitybanknv.com.

Member FDIC, Equal Housing Lender, SBA Preferred Lender

Forward-Looking Statements

Statements concerning future performance, developments or events, expectations for growth and income forecasts, and any other guidance on future periods, constitute forward-looking statements that are subject to a number of risks and uncertainties. Actual results may differ materially from stated expectations. Specific factors include, but are not limited to loan production, balance sheet management, the economic condition of the markets in Las Vegas, Nevada, or Phoenix, Arizona, net interest margin, loan quality, the ability to control costs and expenses, interest rate changes and financial policies of the United States government, and general economic conditions. Additional information on these and other factors that could affect financial results are included in our Securities and Exchange Commission filings.

When used in this release, the words or phrases such as “will likely result in,” “management expects that,” “will continue,” “is anticipated,” “estimate,” “projected,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). Readers should not place undue reliance on the forward-looking statements, which reflect management’s view only as of the date hereof. Community Bancorp undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances. This statement is included for the express purpose of protecting Community Bancorp under PSLRA’s safe harbor provisions.